EXHIBIT 99.1

Contact:	Investor Relations:
212-201-0800
ir@Enliven.com

Enliven Marketing Technologies Corporation Announces First Quarter 2008 Financial Results

New York, NY – May 9, 2008 – Enliven Marketing Technologies (NASDAQ: ENLV), a leading internet marketing technology company, today announced financial results for the first quarter ended March 31, 2008.

Enliven reported total revenue of $4.4 million for the first quarter 2008, a 38 percent decrease as compared to $7.1 million in the fourth quarter 2007 and a 33 percent increase as compared to $3.3 million in the first quarter 2007. Gross profit was $1.8 million for the first quarter of 2008, a decrease of 28 percent as compared to the $2.6 million for the fourth quarter of 2007 and a decrease of 21 percent as compared to $2.3 million for the first quarter of 2007.

Yesterday Enliven and DG FastChannel announced that they have entered into a definitive agreement to merge in a stock-for-stock transaction. The merger will combine DG FastChannel’s leadership in traditional advertising and media distribution services with Enliven’s groundbreaking digital marketing technologies for online, mobile and in-game advertising solutions. Based on DG FastChannel’s last reported sales price of $18.49 on May 7, 2008 (the date of entry into the definitive agreement) the proposed transaction values Enliven at approximately $98.0 million, inclusive of approximately $4.5 million based on the fair market value of Enliven’s debt.

Patrick Vogt, Chief Executive Officer, commented, “Our team at Enliven is very excited by our announcement yesterday of our merger with DG FastChannel. By combining DG FastChannels’ innovative media solutions with Enliven’s unique Internet marketing and advertising technology, we will deliver a technology platform that will drive efficiencies and enhancements across the entire advertising value chain. Furthermore, we believe this merger is great for our company, customers and shareholders alike and are delighted to have structured this transaction in a manner that will allow Enliven shareholders to participate in the combined company’s future growth. Together, DG FastChannel and Enliven will meet a wider set of customer needs and have a significantly greater opportunity to grow and expand into the emerging advertising markets. We look forward to working closely with Scott Ginsburg and his team.”

Operating loss for the first quarter of 2008 was $3.9 million, as compared to an operating loss of $2.7 million in the fourth quarter of 2007 and as compared to an operating loss of $2.0 million for the first quarter of 2007. Operating expenses for the first quarter of 2008 were $5.7 million, a 9 percent increase as compared to $5.2 million in the fourth quarter of 2007 and a 32 percent increase as compared to $4.3 million in the first quarter of 2007.

Net loss for the first quarter of 2008 was $7 thousand,or $(0.00) per share, compared to a net loss of $6.1 million, or $(0.06) per share in the fourth quarter 2007 and a net loss of $2.0 million or $(0.03) per share, in the first quarter of 2007.

Enliven’s working capital as of March 31, 2008 was $5.5 million compared to $8.6 million as of December 31, 2007.

FINANCIAL INFORMATION

Management prepares and is responsible for the Company’s consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States. The financial information contained in this press release, which is unaudited, is subject to revision and should not be considered final until the Company files its Quarterly Report on Form 10-Q. At the present time, the Company has no reason to believe that there will be changes to the financial information contained herein.

FINANCIAL MEASURES

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, specifically adjusted operating income. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company's reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company's internal reporting to measure the performance of the Company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company's website. The financial measures presented are consistent with the Company's historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

ABOUT ENLIVEN MARKETING TECHNOLOGIES

Enliven Marketing Technologies Corporation is a leading Internet Marketing Technology Company, offering Internet marketing and online advertising solutions through a powerful combination of proprietary visualization technology, and a Premium Rich Media advertising platform for the creation, delivery and reporting of PRM. Enliven's family of brands include Unicast, the Internet Marketing and Advertising Technology Group, and Springbox, the Creative Digital Marketing Solutions Group. The company's technology and online advertising solutions are leveraged by some of the world's most esteemed brands, including AOL, GE, Sony, and Toyota. More information can be found at www.enliven.com. The company has approximately 140 employees with offices in New York, NY, Los Angeles, CA, Austin, TX and London, England.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Press Release may contain certain forward-looking statements relating to Enliven Marketing Technologies and its expectations for the proposed merger with DG FastChannel. All statements included in this Press Release concerning activities, events or developments that Enliven Marketing Technologies expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the Merger will not close because of a failure to satisfy one or more of the closing conditions; the risk that Enliven Marketing Technologies’

business will have been adversely impacted during the pendency of the Merger; the risk that the operations will not be integrated successfully; and the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in Enliven Marketing Technologies’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

ADDITIONAL INFORMATION

In connection with the proposed merger, DG FastChannel and Enliven Marketing Technologies will file a proxy/registration statement and other related documents with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY/REGISTRATION STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY DG THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY/REGISTRATION STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM DG FASTCHANNEL, INC. BY DIRECTING A REQUEST TO: DG FASTCHANNEL, INC. ATTN: INVESTOR RELATIONS DEPARTMENT, 750 WEST JOHN CARPENTER Freeway, Suite 700, Irving, TX 75039, telephone 972/581-2000.

PARTICIPANTS IN THE SOLICITATION

Enliven Marketing Technologies and its executive officers and directors and certain other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Enliven Marketing Technologies’ stockholders with respect to the proposed merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the companies’ stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will also be set forth in the definitive proxy statement. You can find more information about Enliven Marketing Technologies’ executive officers and directors in Amendment No. 1 to its annual report on Form 10-K filed with the SEC on April 29, 2008.

Copyright © 2008 Enliven Marketing Technologies Corporation. All Rights Reserved. Enliven, Unicast, and Springbox are trademarks or registered trademarks of Enliven Marketing Technologies Corporation.

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2008	2007	2007
Revenue:
Advertising systems	$1,377	$1,116	$4,271
Search	958	1,485	1,338
Services	2,069	719	1,455
Total revenue	4,404	3,320	7,064

Cost of revenue:
Advertising systems	730	452	2,993
Search	28	43	28
Services	1,801	481	1,492
Total cost of revenue	2,559	976	4,513
Gross profit	1,845	2,344	2,551

Operating expenses:
Sales and marketing	938	1,195	1,023
Research and development	868	810	759
General and administrative	2,849	2,078	2,405
Depreciation	119	115	297
Amortization of intangible assets	952	128	748
Total operating expenses	5,726	4,326	5,232

Loss from operations	(3,881)	(1,982)	(2,681)

Other income (expense)
Interest and other income, net	39	51	84
Interest expense	(208)	(204)	(201)
Changes in fair values of warrants to purchase common stock
and conversion feature of convertible notes	4,055	157	(3,311)
Total other income (expense)	3,886	4	(3,428)
Gail/loss before provision for income taxes	5	(1,978)	(6,109)

Provision for income taxes	12	12	7
Net Loss from continuing operations	$(7)	$(1,990)	$(6,116)

Net Loss	$(7)	$(1,990)	$(6,116)

Basic and diluted net loss per common share	$(0.00)	$(0.03)	$(0.06)

Weighted average number of shares outstanding-basic and diluted	99,079	67,670	95,918

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(Unaudited)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$1,951	$6,929
Marketable securities	296	311
Accounts receivable, net of reserve of $229 and $202,
respectively	6,938	7,701
Prepaid expenses and other current assets	712	723
Total current assets	9,897	15,664

Restricted cash	420	417
Property and equipment, net	2,081	1,403
Goodwill	15,103	15,103
Intangible assets, net	8,585	9,553
Other assets	92	61
Total assets	$36,178	$42,201

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,172	$4,712
Accrued expenses	407	345
Deferred revenue	469	234
Current portion of notes payable	488	488
Current portion of warrants	102	469
Accrued incentive compensation	545	545
Current liabilities related to discontinued operations	231	231
Total current liabilities	4,414	7,024

Accrued expenses - Deferred Rent	244	271

Warrants to purchase common stock	4,776	8,464
Subordinate notes	2,706	2,616
Unicast notes	1,344	1,381
Springbox accrual	2,690	2,818

Stockholders’ equity
Preferred stock	-	-
Common stock	99	99
Paid-in capital	320,037	319,644
Treasury stock	(1,015)	(1,015)
Accumulated other comprehensive loss	-	9
Accumulated deficit	(299,117)	(299,110)
Total stockholders’ equity	20,004	19,627
Total liabilities and stockholders’ equity	$36,178	$42,201

ENLIVEN MARKETING TECHNOLOGIES CORPORATION
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED OPERATING INCOME
(LOSS)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2008	2007	2007

Income (Loss) from Operations	$(3,881)	$(1,982)	$(2,681)
Plus:
Stock based Compensation:
COS-Ad Systems	4	4	4
COS – Services	27	7	18
Sales and marketing	88	86	89
Research and development	33	28	31
General and administrative	220	213	220
Depreciation	209	141	365
Amortization	952	156	776

Adjusted Operating Income (Loss)	$(2,348)	$(1,347)	$(1,178)